SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 18, 2003


                              INTERSIL CORPORATION
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

      Delaware                    000-29617                59-3590018
 -----------------           -------------------       ------------------
  (State or other             (Commission File           (IRS Employer
    jurisdiction                   Number)            Identification No.)
  of incorporation)


        1996 Tarob Court
          Milpitas, CA                                95035
     ---------------------                      ------------------
     (Address of principal                          (Zip Code)
        executive offices)

                                 (408) 945-1323
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

              7585 Irvine Center Drive, Suite 100, Irvine, CA 92618
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5: Other Events

Intersil Corporation (Intersil) announced on March 17, 2003 that it has reached a settlement with Proxim Corporation (Proxim) and that all pending litigation between the two companies has been settled under mutually agreeable terms. As part of the confidential agreement, Proxim will receive a one-time payment in the amount of $6 million and will purchase Intersil's wireless LAN products. Intersil and Proxim have agreed to dismiss all claims against each other and their customers, including lawsuits before the International Trade Commission and Delaware and Massachusetts Federal Courts. A copy of Intersil's press release regarding this settlement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

While this settlement was agreed to subsequent to Intersil's fiscal year end and fourth quarter earnings release, it is appropriate to account for it in the fourth quarter 2002, based on accounting rules governing this type of subsequent event. Therefore, the costs associated with the settlement will be included in Intersil's 2002 financial results as reported in the company's 10K to be filed later this month.

Item 7:  Financial Statements and Exhibits

(c)      Exhibits.

         99.1 Press release issued by Intersil Corporation on March 17, 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     INTERSIL CORPORATION

                                By:  /s/  Daniel J. Heneghan
                                     -----------------------------
                                     Daniel J. Heneghan
                                     Vice President and Chief Financial Officer

Date: March 18, 2003